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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement.
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[_]  Definitive proxy statement.
[_]  Definitive additional materials.
[X]  Soliciting material under Rule 14a-12.

                                MCGRATH RENTCORP
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


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[_]  Fee paid previously with preliminary materials.


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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing Party:


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     (4)  Date Filed:


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The following letter to employees was issued by McGrath RentCorp on December 20,
2001:

Today we announced that Tyco International has entered into an agreement to acquire McGrath RentCorp.

We have anticipated that you might have a number of questions about Tyco. In an effort to keep you informed, we have provided you with some information about Tyco and the acquisition process. Keep in mind that at this early stage of the acquisition process, answers are limited. As information becomes available, we will communicate to you.

Here are the questions we asked:

What can you tell us about Tyco?

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of ELECTRICAL AND ELECTRONIC COMPONENTS; the world's largest designer, manufacturer, installer and servicer of UNDERSEA TELECOMMUNICATIONS SYSTEMS; the world's largest manufacturer, installer and provider of FIRE PROTECTION SYSTEMS AND ELECTRONIC SECURITY SERVICES and the world's largest manufacturer of SPECIALTY VALVES. Tyco also holds strong leadership positions in MEDICAL DEVICE PRODUCTS, FINANCING AND LEASING CAPITAL, AND PLASTICS AND ADHESIVES.

You can learn more about Tyco, by checking out their web-site at (www.Tycoint.com).

Why is the merger good for McGrath RentCorp?

The acquisition offers McGrath RentCorp new avenues of growth opportunities. McGrath RentCorp will be joining Tyco Capital, a subsidiary of Tyco International, and a leading organization in the leasing industry. The acquisition of McGrath RentCorp offers Tyco the platform to grow a new franchise with the modular building business. The acquisition also provides Com a natural fit with its existing electronic instrument rental business.

How does Tyco Capital relate to Tyco International LTD?

Tyco Capital is a subsidiary of Tyco International Ltd. Tyco Capital is a leading, global source of financing and leasing capital and advisor for companies in more than 30 industries. Managing more than $50 billion in assets across a diversified portfolio, Tyco Capital, formerly known as CIT, empowers many of today's industry leaders and emerging businesses offering vendor, equipment, factoring, consumer, and structured financing capabilities.

What does this mean for McGrath RentCorp employees?

We don't yet know exactly how this will affect individual employee's jobs. A team of representatives from both McGrath RentCorp and Tyco Capital will work together to fully understand each other's business and operations. A plan will then be developed for moving forward as one organization. We would expect the plan to be finalized and communicated to you once the acquisition is complete.


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Having become familiar with our McGrath RentCorp culture during the negotiation process, Tyco anticipates we will continue to work with as much dedication as we always have. This will contribute to the success of the combined organization.

Will Tyco recognize the prior service of McGrath RentCorp employees?

Tyco appreciates the value that service with McGrath RentCorp brings to Tyco. Tyco was very impressed with the large number of employees that participated in the annual "10-Year Dinner". Know that Tyco will recognize your prior service.

Will the benefits, policies, and procedures change?

Your benefits, policies and procedures will not be affected by the acquisition for the near term. Over time, to operate more efficiently, we may need to become more consistent with Tyco's benefits, policies and procedures. Representatives from both organizations will work together to evaluate and develop plans going forward. Changes, if any, will be fully communicated to employees before they are implemented.

Is there something you would especially like to communicate to McGrath RentCorp employees?

We realize that many more questions may arise from the announcement of Tyco's intent to acquire McGrath RentCorp. However, McGrath RentCorp and Tyco Capital need to fully understand each other's business and operations, then develop and finalize plans for moving forward as one organization. And, once these plans are finalized, we will communicate them to you.

Thank you for your patience and support as we manage during this time of change.

                                       ***

Investors and security holders are advised to read the proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Tyco and McGrath RentCorp. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Tyco and McGrath RentCorp at the Commission's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Tyco or from McGrath RentCorp by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Tel: (441) 292-8674; or to
McGrathRentCorp: Corporate Secretary, 5700 Las Positas Road, Livermore, California 94550, Tel: (925) 606-9200.

McGrath RentCorp and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of McGrath RentCorp's shareholders to adopt the agreement providing for Tyco's acquisition of McGrath RentCorp. The participants in this solicitation may include the directors and executive officers of McGrath RentCorp, who may have an interest in the transaction, including as a result of holding stock or options of McGrath RentCorp. A detailed list of names and interests of McGrath RentCorp's directors and executive officers is contained in McGrath RentCorp's Proxy Statement for its Annual Meeting, held on May 30, 2001, which may be obtained without charge at the Commission's web site at www.sec.gov.